Exhibit 99.1

FOR IMMEDIATE RELEASE

IMMUCOR ENTERS INTO DEFINITIVE AGREEMENT TO BE ACQUIRED BY TPG CAPITAL

Immucor Shareholders to Receive $27.00 per Share in Cash;
Fully Diluted Equity Value of $1.973 Billion

NORCROSS, Ga., July 05, 2011 – Immucor, Inc. (Nasdaq: BLUD) (the "Company"), a global leader in providing automated instrument-reagent systems to the blood transfusion industry, today announced that it has entered into a definitive agreement to be acquired by investment funds managed by TPG Capital (“TPG”) in a transaction with a fully diluted equity value of $1.973 billion.

Under the terms of the agreement, Immucor shareholders will receive $27.00 in cash for each share of Immucor common stock they own, representing a premium of approximately 30.2 percent over the closing share price on July 1, 2011, the last full trading day before today's announcement, and a premium of approximately 35.6 percent to Immucor’s average closing price over the last month.  The transaction is expected to close in the second half of 2011.  The agreement was unanimously approved by the Immucor Board of Directors.

"This transaction enables our shareholders to realize significant, immediate value while at the same time allowing Immucor to remain well-positioned to continue pursuing growth opportunities," said Joseph Rosen, Chairman of the Board of Directors of Immucor.  “Our Board is pleased with the outcome of the process we followed leading to this transaction, and believes that this transaction is in the best interests of our shareholders.”

"Immucor has been at the forefront of improving transfusion medicine for nearly 30 years and has a proven track record of creating value," said Joshua H. Levine, President and Chief Executive Officer of Immucor.  "Partnering with TPG will allow us to continue with our commitment to deliver innovative technologies that meet our customers’ needs and improve patient safety."

“By offering best-in-class instruments and reagents for the blood transfusion industry, Immucor has built an impressive platform, loyal customer base and a strong leadership position,” said Todd Sisitsky, TPG Partner.  “We look forward to working with the Immucor team as we invest in growing the business and expanding the global footprint for these vital services.”

Under the terms of the agreement, it is anticipated that an affiliate of TPG, IVD Acquisition Corporation, will commence a tender offer for all of the outstanding shares of the Company no later than July 15, 2011.

Under the terms of the agreement, the tender offer is conditioned upon, among other things, satisfaction of the minimum tender condition of 84 percent of the Company's common shares on a fully diluted basis, the receipt of the Federal Trade Commission's approval under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976, the receipt of any applicable consents or approvals under German antitrust or merger control laws and other customary closing conditions.  In the event that the minimum tender condition is not met, and in certain other circumstances, the parties have agreed to complete the transaction through a one-step merger after receipt of shareholder approval.

Under the terms of the agreement, the Company may solicit superior proposals from third parties through August 15, 2011.  It is not anticipated that any developments will be disclosed with regard to this process unless the Company's Board of Directors makes a decision with respect to a potential superior proposal.  There are no guarantees that this process will result in a superior proposal.

Goldman, Sachs & Co. acted as financial advisor to Immucor, Inc. and King & Spalding LLP acted as the Company’s legal advisor.  Ropes & Gray LLP acted as legal advisor to TPG Capital.  Citi and J.P. Morgan Securities LLC acted as financial advisors and provided fully committed financing to TPG Capital.

About Immucor
Founded in 1982, Immucor manufactures and sells a complete line of reagents and systems used by hospitals, reference laboratories and donor centers to detect and identify certain properties of the cell and serum components of blood prior to transfusion. Immucor markets a complete family of automated instrumentation for all of its market segments. For more information on Immucor, please visit our website at www.immucor.com.

About TPG Capital
TPG Capital is a leading global private investment firm founded in 1992 with $48 billion of assets under management and offices in San Francisco, Beijing, Fort Worth, Hong Kong, London, Luxembourg, Melbourne, Moscow, Mumbai, New York, Paris, Shanghai, Singapore and Tokyo.  TPG Capital has extensive experience with global public and private investments executed through leveraged buyouts, recapitalizations, spinouts, growth investments, joint ventures and restructurings.  TPG Capital’s healthcare investments have included Aptalis Pharma, Biomet, Fenwal, Healthscope, IASIS Healthcare, IMS Health, Oxford Health Plans, Parkway Holdings, Quintiles Transnational, Surgical Care Affiliates, among others.

Notice to Investors
The planned tender offer described in this communication has not yet commenced. The description contained in this communication is not an offer to buy or the solicitation of an offer to sell securities. At the time the planned tender offer is commenced, IVD Holdings Inc. and IVD Acquisition Corporation will file a tender offer statement on Schedule TO with the Securities and Exchange Commission (the "SEC"), and the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the planned tender offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before making any decision to tender securities in the planned tender offer.  These materials will be made available to the Company’s shareholders at no expense to them and may also be obtained by contacting the Company’s Investor Relations Department at 3130 Gateway Drive, Norcross, Georgia, telephone number (770) 441-2051.  All of these materials (and all other tender offer documents filed with the SEC) will also be made available at no charge at the SEC’s website (www.sec.gov).

Additional Information about the Merger and Where to Find It
In connection with the potential one-step merger, the Company will file a proxy statement with the SEC. Additionally, the Company will file other relevant materials with the SEC in connection with the proposed acquisition of the Company by IVD Holdings Inc. and IVD Acquisition Corporation pursuant to the terms of the merger agreement. The proxy statement and other material filed with the SEC will contain important information about the Company and the merger that should be read carefully before making any voting or investment decision with respect to the proposed merger.  These materials will be made available to the Company’s shareholders at no expense to them and may also be obtained by contacting the Company’s Investor Relations Department at 3130 Gateway Drive, Norcross, Georgia, telephone number (770) 441-2051.  All of these materials (and all other merger documents filed with the SEC) will also be made available at no charge at the SEC’s website (www.sec.gov).

The Company and its officers and directors, under the SEC rules, may be deemed to be participants in the solicitation of proxies of the Company’s shareholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations, and interests of certain of the Company’s officers and directors, as well as other matters, in the Company’s proxy statement for its 2010 annual meeting of shareholders and the proxy statement and other relevant materials which will be filed with the SEC in connection with the merger. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s shareholders generally, will be set forth in the proxy statement relating to the merger.

Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this communication contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, including, among others, statements regarding the anticipated acquisition of the Company by IVD Holdings Inc. and IVD Acquisition Corporation, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions. Forward-looking statements are not guarantees of future events and involve risks and uncertainties that actual events may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict. Such factors include, but are not limited to, uncertainties as to how many of the Company’s shareholders will tender their stock in the offer, the possibility that competing offers will be made, unexpected costs or liabilities, the result of the review of the proposed transaction by various regulatory agencies and any conditions imposed in connection with the consummation of the transaction, and the possibility that various closing conditions for the transaction may not be satisfied or waived.  Other factors that may cause actual results to differ materially include those set forth in the reports that the Company files from time to time with the SEC, including its annual report on Form 10-K for the year ended May 31, 2010 and quarterly and current reports on Form 10-Q and Form 8-K. These forward-looking statements reflect the Company’s expectations as of the date hereof. The Company undertakes no obligation to update the information provided herein.

Contacts

Immucor Media Contacts: Michael Freitag / Jed Repko / Jennifer Friedman Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449	TPG Media Contacts: Lisa Baker Owen Blicksilver PR (914) 725-5949
Immucor Investor Contacts: Michele Howard (770) 441-2051